Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of Sevcon, Inc.  of our report dated December 20, 2013, relating to our audit of the consolidated financial statements and financial statement schedule which appear in the Form 10-K (File No. 001-09789) of Sevcon, Inc. for the year ended September 30, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts
June 27, 2014